U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 1)

                               SUMMA METALS CORP.
                               ------------------
                 (Name of Small Business issuer in its Charter)

          Nevada                         1041                   88-0315984
----------------------------- ----------------------------  ------------------
 (State or Jurisdiction of    (Primary Standard Industrial   I.R.S. Employer
Incorporation or organization    Classification Code No.    Identification No.

       28281 Crown Valley Parkway, Ste 225, Laguna Niguel, Ca, 92677-1461
                                 (714) 348-9749
--------------------------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices )

       28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, Ca. 92677-1461
                                 (714) 348-9749
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of Business)

                               Michael M. Chaffee
                      28281 Crown Valley Parkway, Ste 225,
                          Laguna Niguel, Ca, 92677-1461
                                 (714) 348-9749
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| __________

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box |_| ___________

                  CALCULATION OF REGISTRATION FEE
====================================================================================
Title of         Amount to        Proposed         Proposed         Amount of
each Class       be               Maximum          Maximum          Registration
of               Registered       Offering         Aggregate        Fee
Securities                        Price Per        Offering
to be                             Unit (1)         Price (1)
Registered
------------------------------------------------------------------------------------
Common                                                              $927.27
Stock
------------------------------------------------------------------------------------
Minimum          130,000          $6.00            $  780,000
------------------------------------------------------------------------------------
Maximum          510,000          $6.00            $3,060,000
====================================================================================

(1) Estimated solely for the purpose of calculating the registration fee Pursuant to Rule 457.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               SUMMA METALS CORP.
                               ------------------

Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form SB-2) and Form of Prospectus.

Item Number and Caption                         Caption in Prospectus
---------------------------------------         --------------------------------

1.  Front of Registration Statement             Cover Page-Inside Front
      and Outside Front Cover Page              Cover page-Back Cover
      of Prospectus

2.  Inside Front and Outside Back               Inside Front Cover Page
      Cover Pages of Prospectus                 Back Cover page

2.  Summary Information and Risk                Summary of Prospectus
      Factors                                   Risk Factors

4.  Use of Proceeds                             Use of Proceeds

5.  Determination of Offering Price             Cover Page;Description of Shares

6.  Dilution                                    Dilution

7.  Selling Security Holders                    Not Applicable

8.  Plan of Distribution                        Cover Page; Inside Cover Page;
                                                Offering

9.  Legal Proceedings                           Litigation

10. Directors, Executive Officers               Management
      Promoters and Control Persons

11. Security Ownership of Certain               Principal Shareholders
      Beneficial Owners and Management

12. Description of Securities                   Offering; Description of Shares

13.  Interest of Named Experts and              Legal Matters
      Counsel

14. Disclosure of Commission Position           Indemnification
      on Indemnification for Securities
      Act

15. Organization Within Last Five               Certain Transactions
      Years

16. Description of Business                     Business of the Company

17.  Management's Discussion and                Business of the Company
      Analysis of Plan of Operation

18. Description of Property                     Business of the Company

19. Certain Relationships and                   Certain Transactions
      Related Transactions

20. Market for Common Equity and                Risk Factors
      Related Stockholder Matters

21. Executive Compensation                      Management-Remuneration

22. Financial Statements                        Financial Statements

23. Changes in and Disagreements                Not Applicable
      With Accountants on Accounting
      and Financial Disclosures

                               SUMMA METALS CORP.
                             (A Nevada Corporation)
                              Minimum 130,000 Units
                              Maximum 510,000 Units
                              ---------------------

                          Offering Price $6.00 Per Unit
                          -----------------------------

     Summa Metals Corp. (the "Company") hereby offers a minimum of 130,000 and a maximum of 510,000 Units ("Units") each Unit consisting of one share of the Company's common stock (the "Common Stock" or "Shares") and two redeemable common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder therof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. See "Description of Securities".

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO THE POTENTIAL INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" AND "DILUTION.")

     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SHARES OF THE COMPANY, AND THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL RESULT FOLLOWING THE SALE OF THE SHARES OFFERED HEREBY OR THAT THE SHARES CAN BE SOLD AT OR NEAR THE OFFERING PRICE, OR AT ALL. THE INITIAL PUBLIC OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES DIVISION OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES AND WARRANTS ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     OFFEREES AND SUBSCRIBERS ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY.

                                  Underwriter    Proceeds to the
                    Price (1)     Commissions     Company (2)(3)
                   ----------      ---------       ----------
Price Per Unit     $    6.00       $     .60       $     5.40
Aggregate
Subscription:
 (130,000 Units
 Minimum)          $  780,000      $  78,000       $  702,000
 (510,000 Units
 Maximum)          $3,060,000      $ 306,000       $2,754,000


                The date of this Prospectus is April   , 1998.

     1. The offering price of $6.00 per Unit has been arbitrarily determined by the Company. The price per Unit was selected because the Company believes it can sell the Units at that price. The price has no relation to the value of the Company or its assets, or any other established criteria of value. The Units are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement. (See "OFFERING.")

     A minimum of 130,000 Units are being offered on a "best efforts, all-or-none" basis and an additional 380,000 Units are being offered on a "best-efforts" basis by the Company on the terms described herein under the caption "Offering". There is no assurance that any or all of the Units will be sold. The Offering will commence on the effective date of this Prospectus and continue for a period of 90 days, unless extended by the Company for an additional 90 days, or until completion of the Offering, whichever occurs sooner. All funds received in this Offering will be held in escrow by Steven L. Siskind, counsel for the Company at First National Bank of Long Island, 253 New York Avenue, Huntington, New York until a minimum of $780,000 has been received, at which time such sum will be paid to the Company. Thereafter, all funds received by the escrow agent will be immediately paid to the Company until a maximum of $3,060,000 has been received or the Offering period expires, whichever first occurs. If a minimum of $780,000 is not received by the expiration of the offering period, all funds will promptly be returned to subscribers without interest or deduction. (See "OFFERING" and "UNDERWRITING.")

     2. The Company has engaged the services of Boe & Company, 3668 So. Jasper St., Aurora, CO 80013, an Underwriter who is a member of the National Association of Securities Dealers, Inc. (NASD) as its agent to sell the Units to the public, and will agree to pay sales commissions equal to 10% of the gross sales price of the Units to said broker-dealer for any Units they may sell. No sales commissions will be paid unless a minimum of 130,000 Units have been subscribed and paid for. For purposes of estimating net proceeds, it is assumed the full 10% commission will be paid on all 510,000 Units.

     In addition, Messrs. Michael M. Chaffee, Raymond Baptista, and Eric Popkoff, the officers and directors of the Company, will also act as sales agents for the Company, but will receive no commission from their sale of any Units offered hereby. Messrs. Chaffee, Baptista, and Popkoff, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer:

     (a) None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     (b) None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     (c) None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     (d) All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     3. Before deduction for filing, printing and miscellaneous expenses relating to this Offering, estimated at $5,000.00; legal and accounting fees, estimated at $35,000.00; a possible nonaccountable expense allowance, payable to the Underwriter in an amount equal to 3% of the sales price per Unit, or an aggregate total of $131,800.00, to be paid by the Company out of the proceeds of this Offering.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

     THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTERMARKET FOR THE COMMON STOCK OFFERED HEREBY AND HAS MADE NO ARRANGEMENTS WITH BROKERS OR OTHERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK AND TO QUOTE THE COMMON STOCK IN A PUBLISHED QUOTATION MEDIUM. HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN COMMENCED AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE COMMON STOCK OR THAT THERE EVER WILL BE A MARKET THEREFOR.


     THE COMPANY WILL PROVIDE AUDITED FINANCIAL STATEMENTS TO ITS SHAREHOLDERS ON AN ANNUAL BASIS AND WILL PROVIDE UNAUDITED FINANCIAL STATEMENTS ON A QUARTERLY BASIS.


     UNTIL_____________________, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     SUBSEQUENT TO THE COMPLETION OF THIS OFFERING, THE COMPANY WILL BECOME SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH, WILL BE REQUIRED TO FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REPORTS AND INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND WITH ADDITIONAL INFORMATION CONCERNING THE BUSINESS AFFAIRS OF THE COMPANY WHEREVER DEEMED APPROPRIATE BY ITS BOARD OF DIRECTORS.



             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE LITIGATION REFORM ACT OF 1995

     THIS  DOCUMENT  SPECIFIES  FORWARD-LOOKING  STATEMENTS OF MANAGEMENT OF THE
COMPANY, INCLUDING REVENUE PROJECTIONS. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "SHOULD", "ESTIMATE", "ANTICIPATE", "POSSIBLE", "PROBABLE", "CONTINUE, OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS, OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE,
PURCHASERS OF THE ISSUER'S SECURITIES ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

     THE ASSUMPTIONS USED FOR PURPOSED OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT, INCLUDING THOSE REVENUE PROJECTIONS, REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS.

     IN ADDITION, THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS, HAVE BEEN COMPILED AS OF THE DATE OF THIS DOCUMENT AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS DOCUMENT. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT, INCLUDING THOSE REVENUE PROJECTIONS, ARE ACCURATE OR THAT THEY WILL BE APPLICABLE TO A PARTICULAR PURCHASER OF THE ISSUER'S SECURITIES. IT IS THE RESPONSIBILITY OF THOSE PERSONS REVIEWING THIS DOCUMENT AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS, TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                                TABLE OF CONTENTS
                                -----------------
                                                                        PAGE NO.


SUMMARY OF PROSPECTUS                                                       1
The Company                                                                 1
The Offering                                                                1
RISK FACTORS                                                                2
     Start-up Company                                                       2
     No Known Ore Reserves and Uncertainty in Attaining Successful
        Exploration Results in the Company's Properties                     2
     Uncertainty in Attaining Environmental Permits                         2
     Speculative Nature of the Mineral Exploration Industry                 3
     High Risk                                                              3
     Reliance On Outside Financing                                          3
     Dependence on Additional Financing; Risk of Unavailability             3
     Reliance Upon Officers and Directors                                   4
     Dependence on Key Employees                                            4
     Conflicts of Interest                                                  4
     Certain Transactions                                                   4
     Control of the Company                                                 4
     Benefit to Present Shareholders                                        5
     Dilution; Excessive Burden of Risk                                     5
     Sale of Shares at Substantial Discount                                 5
     Possible Rule 144 Sales                                                5
     Markets Uncertain                                                      6
     Industry Conditions                                                    6
     Sensitivity to Economic Conditions                                     6
     Competition                                                            6
     Supply Factors                                                         7
     Insurance; Indemnification                                             7
     No Cash Dividends Paid                                                 7
     Arbitrary Determination of Offering Price                              7
     No Present Market for Securities                                       7
     Compliance with "Penny Stock" Rules                                    8
     Issuance of Additional Shares                                          8
     No Commitments to Purchase Units                                       9
     Government Regulations                                                 9

MANAGEMENT OVERVIEW                                                         9
USE OF PROCEEDS                                                            10
DILUTION                                                                   12
CAPITALIZATION                                                             14
SUMMARY FINANCIAL INFORMATION                                              14

OFFERING                                                                   14

     Engagement of the Services of an Underwriter:
        Shares to be Sold by Officers and Directors                        14
     Offering Period and Expiration Date                                   16
     Procedures for Subscribing                                            16
     Determination of Offering Price                                       16
     Escrow                                                                16
     Right to Reject                                                       17

                          ----------------------------
                                                                        PAGE NO.


UNDERWRITING                                                               17
     Proposed Underwriting Agreement                                       17
     Proposed Underwriter Compensation                                     17

BUSINESS OF THE COMPANY                                                    18
     General                                                               18
     Environmental Regulations and Cyclical Metal Prices                   18
     The Exploration Stage                                                 19
     Description of Properties                                             20
     Government Regulations                                                25
     Employees                                                             26
     Management's Discussion and Analysis of Financial
        Condition and Results of Operations                                26

MANAGEMENT                                                                 26
     Officers and Directors                                                26
     Background Information                                                27
     Executive Compensation                                                28
     Indemnification                                                       29
     Office Facilities                                                     29

PRINCIPAL SHAREHOLDERS                                                     29
     Future Sales by Present Shareholders                                  30

DESCRIPTION OF SECURITIES                                                  30
     Common Stock                                                          30
     Units                                                                 31
     Non-Cumulative Voting                                                 32
     Dividends                                                             32
     Reports to Shareholders                                               33
     Transfer Agent                                                        33

CERTAIN TRANSACTIONS                                                       33
CONFLICTS OF INTEREST                                                      34
LITIGATION                                                                 34
ADDITIONAL INFORMATION                                                     34
EXPERTS                                                                    35
LEGAL MATTERS                                                              35
FINANCIAL STATEMENTS                                                      F-1

SUMMARY OF PROSPECTUS

     THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, ALL OF WHICH SHOULD BE READ CAREFULLY AND THOROUGHLY.

The Company

     Summa Metals Corp., a Nevada corporation, (the "Company") was formed on March 8, 1994. The Company currently maintains its principal offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461, and its registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company is engaged in the business of mineral processing, exploration and mining. (See "BUSINESS OF THE COMPANY.")

      The Company has a limited operating history. There is no assurance that the Company will be successful in raising the capital or in developing the properties. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY"). The proceeds from the sale of Shares offered hereby will enable the Company to continue its current drilling and exploration on the properties, assess and acquire new properties, and generally develop and expand its business. (See "BUSINESS OF THE COMPANY", "CERTAIN TRANSACTIONS", "RISK FACTORS" and "USE OF PROCEEDS.")

     Messrs. Chaffee, Baptista and Popkoff, the Company's current officers, directors and principal shareholders, may be deemed to be "parents" and "promoters" of the Company. (See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS.")

The Offering

     Securities Offered: A minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001. (See "OFFERING.")

Offering Price per Unit:  $6.00 (See "OFFERING.")

Offering: The Units are being offered for a period not to exceed 90 days. Such period may be extended by the Board of Directors for an additional 90 days. (See "OFFERING.")

Net Proceeds:   Approximately $638,000 (Minimum) $2,622,000 (Maximum) (See
"USE OF PROCEEDS.")

Use of Proceeds:   To be used for offering expenses, exploration, drilling
and working capital. (See "USE OF PROCEEDS.")

Number of Shares:              Outstanding
          Before the Offering: 4,555,000
          After the Offering:  4,685,000 (Minimum)
                               5,065,000 (Maximum)

(See "OFFERING" and "DESCRIPTION OF SHARES.")

                                  RISK FACTORS
                                  ------------

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING THE COMPANY CONTAINED IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SECURITIES OFFERED HEREBY. THE FOLLOWING RISK FACTORS ARE NOT EXHAUSTIVE, BUT ARE MERELY ILLUSTRATIVE, OF THE SUBSTANTIAL RISKS INVOLVED IN AN INVESTMENT OF THIS NATURE.

1.   Start-up Company.

     The Company has only been in business for a short period of time and has engaged in limited business since its inception. While the Company believes it will be able to acquire the funds necessary to develop the properties through this Offering, there is no assurance that it will be successful in raising the funds or, if raised, that the properties will be developed and/or profitable if and when developed. The Company anticipates being able to sustain operations for a period of at least twelve months after receipt of the minimum proceeds ( and twenty-four months after receipt of the maximum proceeds) of this Offering, without being forced to seek additional funds for exploration and development of its current properties. (See "MANAGEMENT", "CERTAIN TRANSACTIONS" and "BUSINESS OF THE COMPANY").

2. No Known Ore Reserves and Uncertainty in Attaining Successful Exploration Results in the Company's Properties.


     A portion of the proceeds of this Offering will be used to explore the properties which the Company reasonably believes have potential mineral deposits. Although Management believes there is a sufficient basis to engage in exploration, there is absolutely no assurance that such exploration will result in the discovery of known ore deposits. The Company does not claim that known ore deposits exist on any of its properties which it is going to explore. Further, there can be no assurance that, in the event the Company is able to prove such deposits in the future, it will have the financial resources to extract, concentrate, or deliver for sale, any significant amounts of gold, silver, copper, or any other commercially viable deposit. The shares offered herein have a real value only in the event significant bodies of commercial ore are proven. (See "BUSINESS OF THE COMPANY".)


3.   Uncertainty in Obtaining Environmental Permits.

     The Company does not currently have any permits that may be required by the various federal, state and local mining and environmental agencies to begin work on any of its properties. While the Company has had preliminary conversations with certain controlling agencies, and has been given general support for its concepts in developing the properties, there can be no assurance that the Company will be successful in obtaining such permits. (See "BUSINESS OF THE COMPANY".)

4.   Speculative Nature of the Mineral Exploration Industry.

     Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience frequently cannot overcome, often resulting in unproductive efforts. Further, the market price of gold, silver and strategic metals is quite volatile and beyond the control of the Company. If the price of any of these precious metals drops dramatically, the Company's exploration efforts, which have been limited and have not, to date, been profitable, could be further reduced or continue to be rendered uneconomical. The degree of speculation is further magnified when a company is in the exploration stages and is operating at a loss, as has been the case with the Company. While Management believes the funds from this Offering will be sufficient to reach its exploration and development objectives, there can be no assurance that it will be successful, that any production will be obtained, or that production, if obtained, will be profitable. In any such event, any investment in the Shares of this Offering would be extremely risky and, where, as here, the mining exploration is poorly financed, the risks become even higher and the most common result would be a loss of the shareholder's entire investment. (See "BUSINESS OF THE COMPANY", "MANAGEMENT" and "FINANCIAL STATEMENTS".)

5.   High Risk.

     An investment in the shares offered hereunder involves an extremely high degree of risk. A prospective investor should, therefore, be aware that in the event the Company's exploration and development program is not successful, any investment in the Company's Common Stock may be entirely lost and the Company may be faced with the possibility of liquidation. In the event of liquidation, the existing shareholders would, to the extent that assets would be available for distribution, receive a disproportionately greater share of the assets in relation to their cash investment in the Company than would the public shareholders, in that holders of Common Stock are entitled to share on a pro rata basis in the assets, if any, of the Company that would be available for distribution. (See "BUSINESS OF THE COMPANY", "DILUTION" and "PRINCIPAL SHAREHOLDERS".)

6.   Reliance on Outside Financing.

     The Company believes that the minimum proceeds of this Offering will provide sufficient cash to fund its operations and current obligations for the next twelve months. Should the Company expand its operations and/or make acquisitions that would require funds in addition to the funds received in this Offering, it may have to seek additional debt or equity financing. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. Since its inception, the Company's operations have been financed, in part, through private sales of the Company's securities, and the balance of financing was obtained through a loan. (See "CERTAIN TRANSACTIONS".)

7.   Dependence On Additional Financing/Risk of Unavailability.

     The continued operation of the Company will be dependent upon its ability to generate revenues from its current operations/properties and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficientrevenues can be generated or that additional financing will be available, if and when required, or on terms favorable to the Company. (See "USE OF PROCEEDS.")

8.   Reliance Upon Officers and Directors.

     The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be profitable. Of the three officers and directors of the Company, Mr. Chaffee and Mr. Baptista will devote full time to the Company's business. (See "MANAGEMENT" and "CERTAIN TRANSACTIONS.")

9.   Dependence on Key Employees.

     The success of the Company is dependent, in large part, on the active participation of Messrs. Chaffee and Baptista, its officers and directors, who are also its key employees. The loss of their services would materially adversely affect the Company's business and future success. The Company does not have any key-man life insurance in effect at the present time; however, it is seeking information and quotations regarding the same and may obtain such coverage, if the cost thereof is reasonable. (See "MANAGEMENT.")

10.  Conflicts of Interest.

     The Company anticipates obtaining certain of its products and services from companies of which a former officer, director and principal shareholder is an officer, director and/or principal shareholder. All such products and services will be obtained by the Company at rates and on conditions competitive in the marketplace and favorable to the Company. (See "CERTAIN TRANSACTIONS.")

11.  Certain Transactions.

     The Company has previously engaged, and will continue to engage in certain transactions with a former officer, director and principal shareholder, and will endeavor to insure that such transactions will be as favorable to the Company as comparable arm's-length transactions would be. (See PRINCIPAL SHAREHOLDERS" and "CERTAIN TRANSACTIONS".)

12.  Control of the Company.

     Upon the sale of all the Shares offered hereby, the present shareholders of the Company will continue to control the Company and will be able to elect a majority of the Board of Directors and, thereby, control the business operations and policies of the Company. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

13.  Benefit to Present Shareholders.

     Following the successful completion of this Offering, the present shareholders of the Company will own approximately 97% (minimum) or 90% (maximum) of the outstanding Common Stock. The majority of the present shareholders purchased their shares at prices substantially below the price at which Shares are offered hereunder. Therefore, the present shareholders will experience an immediate increase in the net tangible book value of their securities, while the purchasers of Shares in this Offering will experience an immediate dilution in the value of their securities. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

14.  Dilution: Excessive Burden of Risk.

     The present shareholders of the Company acquired their shares at a cost less than that which the purchasers hereunder will pay for their Shares. Accordingly, an investment in the Common Stock of the Company by the Subscribers will result in the immediate dilution of the net tangible book value of their Shares. Subscribers purchasing Shares hereunder will bear a risk of loss, while control of the Company will effectively remain in the hands of the present shareholders. (See "DILUTION" and "PRINCIPAL SHAREHOLDERS.")

15.  Sale of Shares at Substantial Discount.

     Based on the serious financial condition of the Company and its compelling need to raise money to continue its business operations and remain viable until approval of this Registration Statement and sale of the Units being sold herein, the Company was compelled to sell a large number of its shares of restricted Common Stock for a small amount of money in order to continue its existence. (See "PRINCIPAL SHAREHOLDERS", "DILUTION" and "CERTAIN TRANSACTIONS.")

16.  Possible Rule 144 Sales.

     A total of 4,555,000 shares of the Company's Common Stock have been issued by the Company prior to this Offering and 1,260,000 of those shares are held by persons who are, or were, officers, directors and control persons, who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These securities may only be sold in compliance with Rule 144, which provides, in essence, that a person (or persons whose shares are aggregated) beneficially owning restricted securities for a period of two years may sell, every three months, in brokerage transactions, a number of shares equal to the greater of one percent of the total number of the Company's then outstanding shares of Common Stock or the average weekly trading volume in the Company's Common Stock during the preceding four calendar weeks. 2,275,000 of the shares presently outstanding were issued between March and June, 1994; 2,280,000 of the shares presently outstanding were issued in March, 1995. The possible sale of these restricted shares under Rule 144, may, in the future, have a depressive effect on the price of the Company's Common Stock in the over-the-counter market, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for three years who are not "affiliates" of the Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any limitations on the number of shares sold. Notwithstanding the foregoing, shareholders holding 4,300,000 Shares (constituting 94.4% of the Company's issued and outstanding stock) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their Shares for a period of twelve (12) months from the effective date of the Offering.(See "PRINCIPAL SHAREHOLDERS -FUTURE SALES BY PRESENT SHAREHOLDERS" and "DILUTION - RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE.")


17.  Markets Uncertain.

     Despite the business experience of the officers, directors and principal shareholders of the Company, there can be no assurance that the mining properties acquired by the Company will be productive and/or profitable, or that such production and/or profitability will be sufficient to permit the Company to be successful in the future or to expand or continue to operate. The mineral exploration and development business is directly linked to the price of and market for precious metals and, if there were a drastic reduction in such prices and/or market, the Company's business could be significantly impacted. (See "MANAGEMENT" and " BUSINESS OF THE COMPANY.")

18.  Industry Conditions.

     The mineral exploration, processing and mining industry is directly linked to the price and sale of precious metals and is, therefore, highly subject to change. Assuming there were a drastic reduction or increase in the price and or sale of precious metals, the Company's business could be significantly impacted. There can be no assurance that the volume of production and/or sales that the Company projects will be established, continue or grow in the future. The Company's limited operating history and limited financial resources could result in its being unable to respond quickly to market changes which may have an adverse effect on the Company's revenues and earnings. (See "BUSINESS OF THE COMPANY.")

19.  Sensitivity to Economic Conditions.

     The continued existence of the Company is highly dependent upon the condition of the mineral exploration and development industry. The economic viability of that market, in turn, is highly dependent on, among many other factors, including political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on the Company's operations. (See "BUSINESS OF THE COMPANY.")

20.  Competition.

     There is intense competition in the mineral exploration and development industry in which the Company operates. Many of the Company's competitors have greater financial and other resources, better distribution networks or greater name recognition than the Company. There can be no assurance that the Company will be able to successfully compete in this industry. (See "BUSINESS OF THE COMPANY.")

21.  Supply Factors.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies of certain products which the Company may use in its operations. There can be no assurance the Company will be able to obtain certain products and materials which it requires, without interruption, or on terms favorable to the Company. (See "BUSINESS OF THE COMPANY.")

22.  Insurance; Indemnification.

     The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming it obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. However, the Articles of Incorporation and By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable. (See "FINANCIAL STATEMENTS" and "BUSINESS OF THE COMPANY.")

23.  No Cash Dividends Paid.

     No cash dividends have been paid on the shares of the Company to date, nor is it anticipated that any such dividends will be paid to shareholders in the foreseeable future. Any income received from operations will be reinvested and devoted to the Company's future operations and/or to expansion. (See "DESCRIPTION OF SECURITIES.")

24.  Arbitrary Determination of Offering Price.

     The offering price of the Units being offered hereunder was determined arbitrarily by the Company. Such offering price should not be considered an indication of, nor was it based upon, the actual value of the Company and the offering price may bear no direct relationship to the book value, assets or earnings of the Company, or any other recognized criteria of value. (See "OFFERING.")

25.  No Present Market for Securities.

     There is presently no market for the Company's securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in the Company's Common Stock may be highly iliquid and without a market value. (See "OFFERING.")

26.  Compliance with "Penny Stock" Rules.

     Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $2,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, if the Company's Common Stock sells below $5.00 per share, the Company's Common Stock will fall within the definition of "penny stock."

     If the Company's Common Stock is deemed to be a penny stock, trading therein will be subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock, e.g., price quotes and broker-dealer and associated person compensation. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

27.  Issuance of Additional Shares.

     Assuming sale of all Units offered hereby, there will still be 19,945,000 shares (assuming a minimum subscription) or 19,445,000 shares (assuming a maximum subscription) of Common Stock which the Board of Directors will have authority to issue. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the public investors following this Offering and may result in a dilution of the book value per share. There are presently no commitments, contracts or intentions to issue any additional shares to any persons other than as set forth herein. (See "DILUTION.")

28.  No Commitments to Purchase Units.

     There is no commitment of any kind on the part of anyone to purchase all or any part of the 510,000 Units being offered hereby; consequently, the Company can give no assurance that all or any part of the Units will be sold. However, the escrow arrangements provide that unless 130,000 Units are sold and $780,000 is raised within 90 days from the date of this Prospectus, unless extended at the discretion of the Company for an additional 90 days, the proceeds will be returned in full to the subscribers, without any interest thereon or deductions therefrom. Thus, an investor could invest money in the Company for as long as 180 days, through the subscription for Units hereunder, and have the money returned without interest.

29.  Government Regulations.

     The Company will be subject to all governmental rules, laws and regulations relating to the mining industry, both in the U.S. and Mexico, where its current properties are located, and fully intends to comply therewith. However, there is no assurance the governmental agencies having jurisdiction over the Company, its operations and properties, may not enact laws, rules and/or regulations in the future which may have an adverse impact on the Company. (See "BUSINESS OF THE COMPANY.")

                               MANAGEMENT OVERVIEW
                               -------------------




      All of the Company's current activities are in the exploration stage. The Company seeks to identify properties that demonstrate the presence of economically viable mineral deposits. The Company will concentrate on properties that it believes may contain commercially recoverable values of Silver, Copper, Cobalt and Gold in both the United States and Mexico. If any such property is identified, the Company will initiate the exploration process. (See "BUSINESS OF THE COMPANY")

     The first business operations of the Company will consist of performing a preliminary evaluation on each property to provide the Company with sufficient information to determine the merits, if any, of each property. This first phase of evaluation will consist of gathering information relative to the perceived economic value of each property, the anticipated costs to develop the property (including permitting and environmental costs), and the estimated amount of time which will be needed to reach a positive cash flow status for each property. In the event any of the properties appear to warrant further consideration, the Company must then prioritize each proposed site development plan (Plan of Operations) and allocate the funds necessary to execute the same, including a substantial contingency reserve. The Company must then submit the Plan of Operations to the appropriate environmental agencies for approval, of which there can be no assurance ( See "RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS- Government Regulations" and "BUSINESS OF THE COMPANY".)


     The first project the Company intends to develop will be the Deep Gold Mine assuming, of course, that viable resources are identified during the exploration process on the property and that the Company is able to meet federal, state and local mining and environmental requirements for the property, of which there can be no assurance. (See RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS-Government Regulations" and "BUSINESS OF THE COMPANY".) The Company has determined that, if viable deposits are identified at the Deep Gold Mine, and assuming favorable regulatory reviews, the materials would be easy to access and process using existing technology and equipment. Depending on the results of the exploration process at the Deep Gold Mine, the Company may, at that time, postpone the exploration of its other properties to insure sufficient financial resources are available to complete development of the Deep Gold Mine.


                                USE OF PROCEEDS
                                ---------------


     As set forth below, the Company estimates the net proceeds from this Offering will be approximately $638,600, assuming a minimum subscription, or $2,622,000, assuming a maximum subscription, after deducting $78,000, assuming a minimum subscription, or $306,000, assuming a maximum subscription, for sales commissions and $40,000 for estimated offering expenses, including legal and accounting fees. The proceeds from this Offering are expected to be disbursed, in the priority set forth below, during the first 12 months after completion of this Offering; however, not having completed the Phase I property evaluations on any property, the Company reserves the right to amend, in its discretion, the proposed Use of Proceeds pending the results of such evaluations.

     The following projections assume that a viable deposit will be located on properties which the Company has targeted for exploration, that it will be economically feasible to process the materials, and that the mineralization is of the type that will lend itself to the Company's proposed extraction techniques. None of these assumptions have been proven, however, and there can be no assurance that they will be proven on any property until the Phase I property evaluations have been completed.


                                     Minimum                  Maximum
Description                       Subscription             Subscription
---------------------------       ------------             ------------

Total Proceeds                      $780,000                $3,060,000

Offering Expenses:
Sales Commissions (1)                 78,000                   306,000
Non-Accountable Expense
  Allowance (2)                       23,400                    91,800
Legal and Accounting Fees
  and Offering Expenses (3)           40,000                    40,000
                                    --------                 ---------
Net Proceeds                        $638,600                $2,622,200


Exploration and Development         $ 50,000                $  360,000
Administrative and Salaries          114,700                   250,000
Indirect Expenses:
  Insurance                           14,000                    28,000
  Bonding                             10,000                    20,000
Repay Loans (4)                       50,000                    50,000
Working Capital                      399,900                 1,914,200
---------------                     --------                 ---------
Total Net Proceeds                  $638,600                $2,622,200

(1) Assumes that an underwriters' commission of 10% will be paid on all Shares sold. No underwriters' commissions will be paid for Shares sold by management of the Company (See "UNDERWRITING" and "OFFERING.")

(2) Assumes that a non-accountable expense allowance may be paid to the underwriter equal to $23,400 in the event of a minimum subscription or $91,800 or in the event of a maximum subscription.


(3) The organizational and offering expenses, including accounting, legal, printing, clerical and other expenses, and registration and filing fees, are estimated to total $40,000.




(4) On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis, unrelated third parties, wherein the Lewis' advanced $20,000 in cash to the Company. In consideration for the loan, the Company agreed to pay the Lewis' $50,000 from the proceeds of this Offering. In addition, the Company sold them 30,000 shares of restricted Common Stock of the Company at par value for a total consideration of $30. The $20,000 loan was used as partial payment for the contract deposit of the Big Mike property. (See "CERTAIN TRANSACTIONS.")




     While the Company currently intends to utilize the proceeds of this Offering substantially in the manner set forth above, the Company reserves the right to reassess and reassign such use if, in the judgement of the Board of Directors, such changes are necessary or advisable in the circumstances. At present, no material changes are contemplated, however, working capital could be used to acquire other mining properties or interests therein. The Company does not know of any such properties nor is there any assurance that any such properties could be acquired with the limited funds in working capital it will have available. Should there be any material changes in the Company's use of proceeds in connection with this Offering, it will issue an amended Prospectus reflecting such change.

     Until used, the working capital proceeds will be invested in certificates of deposit or U.S. Treasury Notes.

                                    DILUTION
                                    --------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after the completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the Company's total assets. Dilution arises mainly from the arbitrary decision by the Company to establish the offering price of the Shares offered hereunder based on market factors rather than book value considerations.

      In addition, it is important to note that the present shareholders of the Company's Common Stock acquired their shares at a price substantially lower than the Offering price due to the Company's need to acquire working capital during the past two years. The present shareholders, therefore, will incur an immediate substantial increase in the price which they paid for their shares and the purchasers of shares in the Offering will incur an immediate substantial dilution in the price which they pay for their shares.

      As of October 31, 1997, the net tangible book value of the shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was ($180,642) or ($.04) per share based upon 4,555,000 shares outstanding at that time.

     Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of the Shares offered hereby, the net tangible book value of the 4,685,000 shares, based upon a minimum subscription (or 5,065,000 shares, based upon a maximum subscription) to be outstanding will be approximately $599,358, based upon a minimum subscription (or $2,879,358, based upon a maximum subscription), or approximately $.13 per Share, based upon a minimum subscription (or $.57 per Share, based upon a maximum subscription). Accordingly, the net tangible book value of the Shares held by the present shareholders of the Company (i.e., 4,555,000 Shares) will be increased by $.17 per Share, based upon a minimum subscription (or increased by $.61 per Share, based upon a maximum subscription), without any additional investment on their part and the purchasers of the Shares offered hereby will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $6.00 per Unit) of approximately $5.83 per Share, based upon a minimum subscription (or $5.43 per Share, based upon a maximum subscription).

     After completion of this Offering, the purchasers of the Shares offered hereby will own approximately 3% (10%) of the total number of shares then outstanding, for which they will have made a cash investment of $780,000, based upon a minimum subscription (or $3,060,000, based upon a maximum subscription), or $6.00 per share. The current shareholders of the Company will own approximately 97% (90%) of the total number of shares then outstanding, for which they have made actual cash contributions of $4,555, or $.001 per share.

    The following table sets forth a comparison of the respective investments of the current shareholders and the public investors, assuming both a minimum and maximum subscription.

                              PRESENT SHAREHOLDERS
                              --------------------
                        Minimum Subscription           Maximum Subscription
                        --------------------           --------------------

Price Per Share            $     .001                       $      .001

Net Tangible Book
Value per Share            $    (.04)                       $     (.04)
before Offering

Net Tangible Book
value per Share            $     .13                        $      .57
after Offering

Increase to present
Shareholders in
net tangible book
value per share due
to Offering                $     .17                        $      .61

Capital
 contributions             $   4,555                        $    4,555

Number of Shares
outstanding
before Offering            4,555,000                         4,555,000

Number of Shares
 outstanding
After Offering             4,555,000                         4,555,000

Percentage of ownership
after the Offering               97%                               10%


                                PUBLIC INVESTORS
                                ----------------


                          Minimum Subscription       Maximum Subscription
                          --------------------       --------------------

Price per Share              $      6.00                 $      6.00

Dilution per Share           $      5.87                 $      5.43

Capital contributions        $   780,000                 $ 3,060,000

Number of Shares after
the Offering held by the
Public Investors                 130,000                     510,000

Percentage of ownership
after the Offering                    3%                         10%

     All 4,555,000 of the Company's currently outstanding shares of Common Stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent of the aggregate number of the Company's outstanding shares, and after two years, persons other than "affiliates" of the Company, may sell shares without any volume restrictions. However, holders of 4,300,000 shares of the Company's currently outstanding shares (constituting 94.4% of such shares) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their shares for a period of twelve (12) months from the effective date of this Offering.


     Sales of shares (a) held by present shareholders, after applicable restrictions expire; and (b) offered in this Offering, which would be immediately resalable, may have a depressing effect on the price of the Company's shares in any market that may develop. (See "DILUTION.")

                                 CAPITALIZATION
                                 --------------

     The following table sets forth the capitalization of the Company as of October 31, 1997, and as adjusted to reflect the sale of the minimum (maximum) Shares offered hereby and the application of the net proceeds therefrom. (See "FINANCIAL STATEMENTS.")


                          Present                   As Adjusted
                          -------                   -----------
                                             (Minimum)       (Maximum)
 Common Stock:
 25,000,000 Shares
 authorized, par value
 $.001, issued and
 outstanding             4,555,000           4,685,000       5,065,000
 Shareholders' Equity: ($  180,642)        $   457,958      $2,441,558


                          SUMMARY FINANCIAL INFORMATION
                          -----------------------------

 BALANCE SHEET DATA:                              October 31, 1997

 Current Assets.......................................$      30
 Current Liabilities..................................$ 239,795
 Total Assets.........................................$  59,153
 Shareholders' Equity.................................$(180,642)

                           (See "FINANCIAL STATEMENTS)

                                    OFFERING
                                    --------

Engagement of the Services of an Underwriter:  Shares to be sold by Officers and
--------------------------------------------------------------------------------
Directors:
----------

     The Company has engaged the services of an underwriter who is a member of the National Association of Securities Dealers, Inc. ("NASD") to offer its Units directly to prospective investors on a "best-efforts, all-or none" basis as to a minimum of 130,000 Units and on a "best-efforts" basis as to an additional 380,000 Units.

     The Company has agreed to pay a sales commissions equal to 10% of the gross sales price of the Units to such underwriter for any Units it may sell, plus a nonaccountable expense allowance of 3% of the gross proceeds and Warrants equal to 10% of the shares sold to the public. However, no sales commissions or expense allowance will be paid unless a total of 130,000 Units have been subscribed and paid for. In addition, the Company also intends to sell the Units offered hereunder through its officers and directors, Messrs. Michael M. Chaffee, Raymond C. Baptista and Eric Popkoff who will receive no commission from their sale of any Units offered hereby. It is assumed that a full 10% underwriters' commission may be paid on the maximum of 510,000 Units. (See "UNDERWRITING.")

     Messrs. Chaffee, Baptista and Popkoff will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer:

1.  None of such  persons are subject to a  statutory disqualification,  as that
term  is  defined  in  Section   3(a)(39)  of  the  Act,  at  the  time  of  his
participation; and,

2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4.  All of such persons meet the conditions  of  Paragraph  (a)(4)(ii)  of  Rule
3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

     The officers and directors intend to advertise and hold investment meetings in various states where the Offering will be registered. The officers and directors will distribute the Prospectus to prospective investors at the meetings and to friends and relatives interested in the Offering.

     The Units will be offered by the Company subject to prior sale and subject to approval of certain legal matters by the Company's legal counsel. The Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

     A total of 2,050,000 shares of the Company's Common Stock were issued to two persons who were officers, directors and control persons of the Company, in April, 1994 and a total of 2,505,000 shares were issued to unrelated third parties in March, 1994 and March, 1995. Such shares are all "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended, and under such Rule, may not be sold for a period of at least two years from acquisition thereof. However, as indicated above, holders of 4,300,000 shares (constituting 94.4% of the Company's outstanding shares) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their shares for a period of twelve (12) months from the effective date of the Offering. (See "CERTAIN TRANSACTIONS.")


     Prior to this Offering, there has been no market for the Company's Shares. Consequently, the offering price has been determined arbitrarily by the Company and should not be considered an indication of the actual value of the Company's Shares. There can be no assurance that the Common Stock offered hereby can be resold at the offering price, or at all. Nor can there be any assurance that any public market for the Company's Common Stock will develop. It is anticipated that the Shares will trade in the over-the counter market.

Offering Period and Expiration Date

     This Offering will commence on the date of this Prospectus and continue for a period of ninety (90) days, unless extended, by the Company for an additional ninety (90) days, or unless this Offering is completed or otherwise terminated by the Company (the "Expiration Date").

Procedures for Subscribing

     Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, to the Company, together with a check or certified funds payable to the Escrow Agent, for acceptance or rejection of their subscription.

Determination of Offering Price

     The public offering price of the Shares has been determined arbitrarily by the Company. The price does not bear any relationship to the Company's assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares of Common Stock to be offered and the offering price, the Company's capital structure, financial condition, prospects for the Company and the industry in general, and the general condition of the securities market were considered by the Company. Accordingly, the offering price should not be considered an indication of the actual value of the Company's securities.

Escrow

     Proceeds from the subscription for Units will be transmitted by noon of the next business day after receipt by the Company to be deposited in a special account at First National Bank of Long Island, 253 New York Avenue, Huntington, New York, 11743 until a minimum of 130,000 Units have been sold, at which time the proceeds will be paid to the Company. Thereafter, proceeds will be paid directly to the Company until a maximum of 510,000 Units have been sold or the offering period expires, whichever first occurs. If 130,000 Units are not sold by the Expiration Date, or any extension thereof, or if this Offering is terminated sooner, all funds which have been received willbe promptly returned to the subscribers without interest or deduction.

     All checks for subscriptions should be made payable to Steven L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp.

Right to Reject

     The Company shall have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the investors without interest or deduction. Subscriptions for securities shall be accepted or rejected within 48 hours after receipt thereof by the Company.

                                  UNDERWRITING
                                  ------------

Proposed Underwriting Agreement

     The Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Boe & Company, a member of the National Association of Securities Dealers ("NASD") as its agent to publicly offer and sell a minimum of 130,000 Units on a "best-efforts, all-or-none basis" up to a maximum of 510,000 Units on a "best-efforts basis" at a public offering price of $6.00 per Unit, for a total maximum offering of $3,060,000. If a total of 130,000 Units is not sold within 90 days from the commencement of the Offering, which period may be extended for an additional period of up to 90 days upon the mutual consent of the Company and the Underwriter, all proceeds received would be promptly refunded to subscribers in full, without interest or deductions for commissions or expenses. All proceeds from the sale of the Units will be payable to Steven
L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp., and will be deposited in an escrow account maintained at First National Bank of Long Island, by Steven L. Siskind, counsel for the Company as Escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement among the Company, the Underwriter and the Escrow Agent.

Proposed Underwriter Compensation

     The Underwriting Agreement further provides that, subject to the sale of a minimum of 130,000 up to a maximum of 510,000 Units offered hereby, the Underwriter will receive (a) a cash commission of 10% of the gross price of each Unit it sells (i.e. $.60 per Unit, or a total of $78,000.00, assuming a minimum subscription, or $306,000.00, assuming a maximum subscription) and

(b) a non-accountable expense allowance of 3%, and warrants to purchase additional shares in the amount of 10% of the number of Units sold to the Public. (SEE "UNDERWRITERS AGREEMENT") Any unexpended portion of the non-accountable expense allowance may be retained by the underwriter and may be deemed additional underwriting compensation for the purposes of the Securities Act of 1933, as amended.

     The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of said proposed Underwriting Agreement which is on file as Exhibit 28(c) to the Registration Statement of which this Prospectus is a part.

BUSINESS OF THE COMPANY

     Summa Metals Corp., a Nevada corporation, was incorporated on March 8, 1994. The Company maintains its statutory registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company presently maintains its business offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461. (See "OFFICE FACILITIES" in this section.)

General


     The Company is an exploration stage company engaged in the acquisition, and exploration of properties with an uncertain mineral potential. The Company acquired certain mining and tailing properties from Mr. Chaffee, an officer, director and principal shareholder and from Dr. Pray, a former officer, director and principal shareholder, in exchange for the issuance of an aggregate of 2,050,000 shares of the Company's restricted Common Stock (See "CERTAIN TRANSACTIONS"), and is attempting to raise the capital required for exploration and development of the properties. The Company will also explore other properties that the Company reasonably believes have the potential for future development of mineral deposits. There is no assurance, however, that the Company will be successful in raising the capital necessary to complete any exploration program, or that it will have the financial resources to develop any properties regardless of the outcome of the exploration process. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY").


Environmental Regulations and Cyclical Metal Prices

     Environmental laws and regulations relating to federal lands are expected to be tightly enforced by the U.S. Bureau of Land Management and U.S. Forest Service. The Company, however, feels that as long as Forest Service regulations are fully complied with, there should be no serious economic problems encountered because of wilderness laws or any other federal, state or local environmental protection laws. The Company anticipates no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental laws or regulations and that no significant endangered specie will be disturbed by its operations. Recontouring and revegitation of disturbed surface areas will be completed pursuant to federal, state and local requirements. Any portals, adits or shafts will be sealed upon abandonment of a property. It is difficult to estimate the cost effects of compliance with environmental laws inasmuch as the methods and procedures of exploration within federal lands or U.S. Bureau of Land Management and Forest Service lands are similar to those methods and procedures adopted by the Company as a matter of Company policy and procedure.

     The Company intends to operate its properties in strict compliance with all environmental regulations applicable to the mineral processing and mining industry. While the Company considers itself to be pro-active with respect to environmental considerations and has a history of working with the federal, state and local agencies in the mining industry, there can be no assurance that the Company will be able to procure the necessary permits to operate any of its properties. In addition, it is possible that certain regulatory agencies could, in fact, make it impossible for the Company to even explore its properties and/or prohibit the Company from performing the work necessary for the Company to complete its "economic" evaluations. (See "BUSINESS OF THE COMPANY-The Exploration Stage" and "MANAGEMENT".)

     Prior to the Company being able to perform any work on any of the properties, including certain pilot plant operations, the Company will be required to submit, and have approved, a Plan of Operations specific to each particular property with each appropriate regulatory agency. This approval process is often time consuming and expensive and the outcome is always uncertain. Even assuming the Company is successful in obtaining a permit to explore or operate its properties, the financial responsibilities placed upon the Company as a condition for the issuance of such approvals may render some or all of its properties uneconomic to develop and the Plans of Operation may, at that time, be abandoned.

     Other factors which could have a material impact upon the Company's future financial performance include such considerations as the cyclical nature of the mining industry, which may have an effect on the Company's potential profitability. However, it is difficult to determine whether the cyclical price of precious metals and other minerals explored for by the Company will increase or decrease. Thus, management feels that the inherent risk of a decrease in the price of minerals is balanced by the possibility of an increase in the price of minerals. In general, the costs of mining today are much greater than in previous years due to both inflation and the added costs of complying with the variety of environmental laws and safety regulations which govern the mining industry.

The Exploration Stage


     The properties which the Company has targeted are in the exploration stages. In general, the exploration work has included research of historical data, geologic mapping, geochemical sampling, geophysical surveys and minor excavation and repairs. During the exploration stage, the Company seeks to determine if any mineral resources do, in fact, exist and then will further determine if the Company can economically develop the same. No ore bodies have yet been located and/or identified on any of the Company's properties and there can be no assurance that they exist.

     At the completion of the exploration stage, and assuming that an economically viable deposit has been discovered, the Company will then prioritize the development based upon the financial resources available at that time.


     The exploration process in general is divided into three (3) phases.


     Phase 1 begins with a thorough search of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the properties. This initial work is then augmented with geologic mapping, geophysical testing and geochemical testing.

     The second phase of the exploration process involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying a deposit of potential economic importance. While the exact exploration process is site specific, the general methods of exploration may include trenching, advanced geophysical work and core drilling to aid in the determination of subsurface characteristics of the structure. The geophysical work is designed to give a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations, and provide a target for more extensive trenching and core drilling. After a thorough analysis of the data collected in Phase 2, a determination is made as to whether or not the property warrants a Phase 3 study.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of the mineral deposits so that it can be considered a proven ore body within stringent industry standards. This is accomplished through extensive surface trenching and extensive core drilling. A mineral deposit is not a proven ore body until it has been technically, economically and legally proven.

     A more detailed description of the proposed exploration process for each of the Company's properties is contained in the "Description of Properties" section which follows.

Description of Properties

     The Company has acquired rights and interests in and to certain mining properties, as listed below. Most of these properties consist of unpatented mining claims. The validity of unpatented mining claims depends, to an extent, upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim must be staked on a mineralized area. Further exploration and mineral assessments will be performed during Phase l of the exploration process to determine if sufficient mineralization exists to develop the properties. The Company intends to continue to perform annual assessment work on all of its properties, as well as comply with state and federal regulations regarding the claims, until Phase 1 results can be assessed. (See "CERTAIN TRANSACTIONS" and "CONFLICTS OF INTEREST.")

The Deep Gold Mine

     The Deep Gold Mine, consisting of one unpatented placer claim is located on approximately 80 acres. The claim was located amidst some old 1930's mining claims. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company located one of the claims in 1981 and over the course of several years, acquired the other three (3) claims from their respective locators. In 1981, a new road was built into the property, a new headframe was placed over the 150-ft. deep shaft and the workings were cleaned out. The property is subleased to the Company for $100.00 per year in perpetuity. In addition, Dr.

Pray received shares of Common Stock of the Company as consideration for the sublease. During the term of the sublease, the Company will have all of Dr. Pray's right, title and interest in and to the property, and any revenues derived therefrom.

     During 1994, the Company maintained the required permits for the mine, reviewed geophysical data establishing a probable channel and mapped three drill sites for early exploration. The volume of placer material available on the Deep Gold claims has been estimated using the channel width and thickness values reported in the California Division of Mines Report XXXIV for Lewis and Iron Nugget claim groups, now included in the Deep Gold group. The average width of the channel is 57 feet and the average thickness is reported to be 6 feet.

     The Deep Gold Mine is not located in a Wilderness Study area and is not, therefore, subject to the federal rules and regulations regarding such an area.

     Assuming that the Phase 1 evaluation of the Gold Spur Mine is positive, the Company intends to mine the property in the following manner. The channel at the shaft elevation, near the north bank, will be delineated by reverse circulation hammer drilling. The compacted, lightly cemented sand and gravel will be drilled and blasted. Large rock fragments will be left behind in high, underground fence-wire enclosures.

     When removal of the material closest to Entry No. 2 has been completed, the treatment plant will be moved down slope to the collar of Entry No. 3 and material in the lower 500 feet of the drift will reach the surface through Entry No. 3.

     Broken sand/gravel placer materials from the channel will be dumped directly onto a heavy vibrating screen. Oversize will go to waste. Minus 1/2 inch will be screened at 20 mesh. Fine concentrate will be treated to remove magnetics and all concentrates, if any are found to exist, will be further processed, examined, weighed and prepared for shipment. The mine will have three drill roads cut from the main road to the geophysical anomalies found recently during a magnetometer survey by Dr. Pray. A contract driller will be employed to rotary drill three holes to depths of about 150 feet, where bedrock will be encountered. Once the channel has been located, if one is found to exist, it will be delineated by rapid drilling on 10 or 20 foot centers. A shallow decline will be driven to the channel, and the material will be processed on site to a heavy concentrate for delivery to the Monrovia laboratory.

Allocation of Proceeds - Deep Gold Mine


     The Company has allocated $10,000, assuming receipt of the minimum proceeds of this Offering to complete its Phase 1 evaluation, and $135,000, assuming receipt of the maximum proceeds of this Offering, to the exploration, and if warranted by the results of the Phase 1 evaluation, the development of the Deep Gold Mine. The Company estimates that the evaluation process on this property will take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.



The Gold Spur Mine

     The Gold Spur Mine, an underground gold mine located on nine lode claims and one mill site in Coyote Canyon County, on the southwest flank of the Panamints, in Inyo County, California, is located directly between mines operated by Canyon Resources and Keystone, a prolific gold producer during the 1980's. The Gold Spur Mine originally operated between 1907 and 1940 and consists of 11 Lode Claims and 1 mill site on approximately 80 acres. Dr. Ralph
E. Pray, a former officer, director and principal shareholder of the Company, re-filed the claims in 1973 and again in 1979 as sole owner and subleases the property to the Company for the sum of $100.00 per year and a work clause guaranteeing Dr. Pray's involvement in the exploration and development thereof. As additional consideration, Dr. Pray received shares of Common Stock of the Company in exchange for the sublease. During the term of the sublease, the Company will have all of Dr. Pray's right, title and interest in and to the property and any revenues derived therefrom.

     In 1994, the Company performed extensive repairs on a two-mile mine road, using a rented 6-yard loader; rebuilt the aerial tramway mid-point cable tower; re-timbered the 50-ton main ore bin floor; repaired the stationary aerial tramway engine; and rebuilt the facilities operating the freshwater well on the property. About 3,000 lbs. of heavy timber was delivered to the mine, most of which was obtained from freeway repair crews following the Northridge, California earthquake. The total cost expended on this work by the Company was approximately $14,500.00.

     Approximately 200 tons of material was drilled and stockpiled by the Predecessor Company in 1991. This material lies in the mine awaiting transport to either a millsite established by the Company or to a nearby milling operation for extraction and treatment. The camp is at the base of the mountain, 600 feet below. A small mine and mill operation could be fabricated immediately, utilizing existing facilities.

     The property is already equipped with a fresh water well and tanks, basic housing facilities, an improved access road, septic system, buried utilities for gas and water, main ore bins, a cable-type ore delivery system from the main portal, structural timbers, a 225 CFM air compressor and security dates at the main access road.

     The Gold Spur mine was at one time considered part of a Wilderness Study area, but was removed from the same in 1994 and is, therefore, no longer subject to the federal rules and regulations regarding such an area.

     The validity of unpatented mining claims, depends, to an extent upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim be staked on a mineralized area. The Gold Spur Mine was, in the opinion of the Company, mineralized to an extent sufficient to meet government requirements and common mining industry practice. However, further Company exploration and mineral assessments performed by government agencies may indicate that these claims are not sufficiently mineralized and may later be abandoned or determined to be invalid because of insufficient mineralization. The Company intends to perform the annual assessment work, as well as comply with state and federal regulations regarding this claim, until full exploration of potential mineralization can be assessed.

     Upon completion of this Offering, the Company intends to continue with its exploratory work in the upper workings of the mine using the newly repaired aerial tramway system. The Company also intends to start the repair of the surface mine rail system, utilizing the timbers delivered to the mine in 1994. Mine product, assuming any valuable minerals exist, will be stockpiled during the exploration of the present underground workings. The purpose of this exploratory effort will be to establish that there is a sufficient amount and grade of minerals to warrant placing the mine into production. The existing exposed veins will be explored, measured, tested and assayed during this exploration process.

     From the results of the exploration process, the Company intends to prepare a complete economic evaluation for presentation to the Company's Board of Directors who will make the final decision whether to expand mining activities on the property. There is no assurance the Company will be able to locate any valuable minerals at the Gold Spur Mine, or if any are found, that they will be able to be successfully removed and/or sold profitably, or at all.

Allocation of Proceeds - Gold Spur


     In the event only the minimum received from the offering, the Company will delay expending funds for evaluation of the Gold Spur until such time as it has completed its evaluation of the other properties in its portfolio. The Company has allocated $100,000, assuming receipt of the maximum proceeds of this Offering, to the exploration of the Gold Spur Mine, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Promontorio

     The Promontorio property is designated as the "La Campana" and is located 35 miles northwest of the City of Durango in the municipality of El Oro, Mexico, at Latitude 25.13 North and Longitude 105.09 West. The actual property is 13 kilometers north of the mining city of Promontorio and consists of approximately 135 acres of mill tailings.

     On January 8, 1992, Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, entered into an Agreement with Jose A. Echenique, an unrelated third party, whereby Dr. Pray acquired the rights to treat and/or remove the mill tailings at the Promontorio. Dr. Pray has no possessory rights to the property; merely the tailings on the property. The term of the Agreement is for a period of ten years and provides for a royalty payment to Mr. Echenique of 5% of any gross revenues derived from the tailings. Mr. Echenique retains full ownership in the land and improvements thereon, but the same is fully available to Dr. Pray during the term of the Agreement. The Company subleases the rights to the mill tailings from Dr. Pray for the sum of $100.00 U.S. per year. As additional consideration, Dr. Pray received shares of Common Stock of the Company in exchange for the sublease. During the term of the sublease, which extends from 1992 to 2002, the Company will have all of Dr. Pray's right, title and interest in and to the mill tailings and any revenues derived therefrom.

     The mill tailings lie behind the Promontorio Dam, built in 1890, and were washed in behind the dam by repeated rainfall across upstream Promontorio silver cyanide mill tailings. This fill material reaches within one foot of the stone structure top of the dam. In 1994, while under lease to Dr. Pray, a crew of six men removed 700 lbs. of samples from the 1880-1915 tailing deposit and delivered them to the Mineral Research Laboratory, owned by Dr. Pray since 1967. Tests were conducted at the lab to establish the feasibility of upgrading the material by gravity before chemical processing as previous efforts to extract the silver contained in the Promontorio tailings by unrelated third parties had proven not to be economically viable. It is the Company's opinion that the low recovery rates using standard cyanide extraction have been the result of a lack of understanding of the presence of manganese within the mineral structure. The manganese effectively blocks the action of the cyanide. The Company believes that the solution is to first separate the manganese and then use conventional cyanide techniques to extract the silver materials. Due to lack of finances, however, the Company has only performed laboratory tests to substantiate its theories relative to the presence and actions of the manganese.

     Although Dr. Pray has held the lease to the Promontorio since January 1992, and has performed extensive laboratory testing and sampling of the Promontorio, he has never attempted to fully explore or develop the property and extract any minerals due to a lack of funding. The proceeds from this Offering will afford the Company an opportunity to determine the economic potential of this property.

     Access to the property is via an existing mining and logging 17 kilometer road from the village at the base of the mountain to the dam. While this access road is currently passable, some improvements will have to be made in order for the Company to be able to transport the equipment and machinery necessary to conduct its extraction operations. The Company has estimated the cost to improve the road for the pilot plant to be approximately $30,000.00. The Company is hopeful that some of these costs will be shared with the local logging companies; however, there is no assurance that this will be the case and the Company is, therefore, prepared to pay the entire amount. The Federal Government in Mexico has offered to supervise the repairs. Upon completion of the repairs to the access road, the Company intends to set up a pilot plant to run 24 hours per day at the Monrovia laboratory facility owned and operated by Dr. Pray to enable proper tank size determination, utilizing the 700 lbs. of samples remaining at the lab. The Company intends to utilize portable power generation equipment for its extraction operation at this site.

     The Company is also researching whether the extracted manganese may have commercial value as a byproduct of the proposed process and intends to fully explore such possibility as a means of generating additional revenues.

Allocation of Proceeds - Promontorio

     In the event only the minimum proceeds are raised in this Offering, exploration and development of the Promontorio will be abandoned until further funds are generated by the Company, either by revenues from other properties, or from additional financing.

     In the event the maximum proceeds are received in this Offering, the Company has allocated $285,000 to the exploration and development of the Promontorio, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Government Regulations

     Any mineral exploration program undertaken by the Company will be subject to extensive federal, state and local laws, rules and regulations both in existence now and future legislation. Such laws, rules and regulations could cause additional expenses, capital expenditures, restrictions and/or delays in the proposed exploration and/or the Company's properties.

     Most of the Company's properties are under the jurisdiction of the Federal Bureau of Land Management (the "BLM"). The BLM presently requires that a plan of operation, which must include tailing disposal information and reclamation policies for a property, be filed and approved prior to the commencement of any mining or milling operations. In addition, in some instances, regulatory filings and approvals must be obtained from other agencies such as the State Mining Inspectors Office, the Federal Mining Inspectors Office, MSDHA and/or OSHA. The Company's properties outside the U.S. are no less sensitive to environmental compliance. The Company fully intends to comply with all laws, rules and regulations specific to any country, state and/or municipality in which it will conduct its mining and milling operations. Compliance with such regulations increases the costs of mining operations.

     The Company will also be subject to the U.S. Occupational Safety and Health Act and various California statutes dealing with working conditions at its mines and mill sites. The Company intends to fully comply with all such environmental, health and safety laws, rules, regulations and statutes.

     At this time, no specific environmental plans have been disclosed in the plans of operation filed and/or approved by the Company on any of its properties and, therefore, no specific environmental concerns have been addressed herein.

Employees

     The Company intends to use the services of subcontractors for all drilling, exploration and site construction. The only direct employees of the Company will be its officers and directors.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The Company has not yet commenced its mining operations and, therefore, has no income or expenses, except for start-up costs expended by its officers and directors and loans the Company secured to acquire the foregoing properties and for operating expenses. (See "FINANCIAL STATEMENTS" and "CERTAIN TRANSACTIONS.")


     Upon receipt of the minimum proceeds from the offering, the Company will have sufficient capital to operate for a 12 month period, during which period the Company will concentrate on the completion of the Phase 1 evaluation process (See "MANAGEMENT OVERVIEW") on the Deep Gold, the Gold Spur and Promontorio. The Company will also review other sites which it believes may have potential for Phase 1 evaluation. During the Phase 1 evaluation period the Company anticipates no purchase of any major equipment nor will it need to increase its current staff except for a consulting geologist and a consulting mining engineer on a part-time basis to assist the Company in its Phase 1 evaluations.


     No dividends have been paid out to date and the Company's directors, officers and management have received no remuneration for their services, except Mr. Chaffee, who has received $5,000.00 per month since March 8, 1994.

                                   MANAGEMENT
                                   ----------

Officers and Directors

     Each director of the Company is elected to a term of one year and serves until his/her successor is elected and qualified. Each officer of the Company is elected by the Board of Directors to a term of one year and serves until his/her successor is duly elected and qualified or until he/she is removed. The Board of Directors has no nominating, auditing or compensation committees.

The officers and directors of the Company, and further biographical information concerning them are as follows:

Name and Address               Age      Position
----------------               ---      --------

Michael M. Chaffee             55      Chairman of the Board
1588 Sea Lancer Dr.
Lake Havasu City, Arizona
86403

Raymond Baptista               56      Executive V.P. and Chief
5405 Miracopa Drive                    Financial Officer and
Simi Valley, CA. 94671                 Director

Eric A. Popkoff                43      Vice President Investor
1750 East 23rd Street                  Relations and Director
Brooklyn, NY 11229

Background Information

Michael M. Chaffee - Mr. Chaffee has been the President and Chairman of the Board of Directors of the Company since inception. From January 1989 to April 1, 1994, Mr. Chaffee was the President and Chief Executive Officer of Summa Metals Corp., a Colorado corporation engaged in the extraction and processing of metals and other elements from previously discarded natural mineral deposits. He recently retired as President, Chief Executive Officer and Chairman of the Board of Applied Biomedical Sciences, a public company engaged in the business of developing proprietary products to improve wound care management and a variety of drug delivery systems. Prior to forming Applied Biomedical Sciences, he held senior positions as Executive Vice President and Chief Operating Officer of several large corporations. Mr. Chaffee graduated from the Northrop Institute of Technology in 1964 with a B.S. Degree in Electronic Engineering and completed additional graduate work at the University of Southern California in Business and Biomedical Engineering. He is devoting full time to the business of the Company.

Raymond Baptista - Mr. Baptista has been the Chief Financial Officer and a Director of the Company since inception. He will be responsible for all finance, corporate strategies and business policies. From 1986 to 1994, Mr. Baptista was the Senior Vice President and Chief Financial Officer for Applied Biomedical Sciences, a public company engaged in the research and development of collagen-based biomedical products. Applied Biomedical Sciences was founded by Michael M. Chaffee, another officer, director and principal shareholder of the Company. Mr. Baptista has over 25 years experience in the banking industry, both nationally and internationally. He is a graduate of St. Stanislaus College, Georgetown, Guyana and the Graduate School of Banking, Pacific Coast Banking School, University of Washington, Seattle, Washington. He is devoting full time to the business of the Company.

Eric A. Popkoff - From 1989 to 1994 Mr. Popkoff was a teacher of social studies and accounting and business practices at various sites in the New York City Public School system. He is currently an adjunct lecturer in economics at Brooklyn College, City University of New York. Since 1994, he has been the President and Chief Executive Officer of Undiscovered Equities Research Corp., an information services company located in Brooklyn, New York, which provides research on request from securities brokers and broker dealers, and distributes from time to time a written review of selected securities. Since October 1996, he has been a vice president and director of Atlantis Aquafarm Inc. located in Brooklyn, New York. Mr. Popkoff holds an MBA in Management and an MBA in International Business from Baruch College, CUNY.

Executive Compensation

     None of the officers and/or directors of the Company are party to any standard arrangements or contracts regarding compensation for their services. Michael M. Chaffee, President and Chairman of the Board, is the only officer and/or director receiving compensation for his services. Mr. Chaffee has received a salary of $5,000.00 per month since the Company's inception on March 8, 1994. There are presently no plans to provide any of the officers and/or directors of the Company with any pension plan, stock option, annuity, bonus, insurance, profit-sharing or similar benefit plans. Each of the officers and/or directors will, however, be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Upon completion of the minimum Offering the following salaries will be paid to the officers and directors of the Company:

     Name                 Capacities Served      Annual Compensation
     ----                 -----------------      -------------------

Michael M. Chaffee      President and Chairman       $ 80,000.00
                        of the Board

Raymond Baptista        Chief Financial Officer      $ 70,000.00
                        and Director

Eric A. Popkoff         Vice-President-Corporate     $ 70,000.00
                         Relations, Director

     These salaries will not be retroactive and will only commence upon completion of the minimum Offering.

     There are proposed employment contracts between the Company and Messrs. Chaffee, Baptista and Popkoff, effective upon the Closing of the minimum offering. There are no proposed terminations of employment or change-in-control arrangements between the Company and any of its officers and/or directors.

     No Option/SAR Grants or long-term Incentive Plans-Awards have been granted or awarded to any officers or directors of the Company and there are presently no plans to implement any such benefits, except as provided in the employment contract of Mr. Popkoff, which grants him, upon commencement of his employment by the Company, the option to purchase up to 900,000 shares of the Company's restricted common stock at a price of $.001 per share.

Indemnification

     Pursuant to the By-Laws of the corporation, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore. unenforceable.

Office Facilities

     The Company's principal offices are located at 28281 Crown Valley Pkwy, Ste 225 Laguna Niguel, California. on a rent-free basis. Upon successful completion of this Offering, the Company intends to remain on these premises. The fees to be charged to the Company for rent will be approximately $735 per month.

     The Company also maintains a small field office in Lake Havasu City, Arizona, on a month-to-month verbal lease and pays $180.00 per month and utilizes office space at the Mineral Research Laboratoy in Monrovia California on an "as needed" basis.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of the date of this Memorandum, and as adjusted to reflect the sale of the Shares offered hereby, by each officer and director, all officers and directors as a group, and by all other shareholders who own 5% or more of the Company's Common Stock.

                             No.    Percent Ownership   Percent Ownership
                             of      Before Offering      After Offering
                           Shares   -----------------  Minimum       Maximum
                           ------                      -------       -------

Michael M. Chaffee        1,050,000        23%           22.4%        20.7%

Raymond C. Baptista         200,000       4.4             4.3          3.9

Anchor Holdings Corp.       727,500        16            15.5         14.4

Bruce Cooper                500,000        11            10.7          9.9

All Officers and
Directors as a            1,250,000      27.4            26.7         24.7
Group (1)(2)

Future Sales by Present Shareholders


     The aggregate of 4,555,000 shares of Common Stock held by the present shareholders are deemed "restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing two years after their acquisition. Sales of shares by "affiliates" are also subject to volume restrictions and certain other restrictions pertaining to the manner of sale, all pursuant to Rule 144. Notwithstanding the foregoing, shareholders holding 4,300,000 shares (constituting 94.4% of the Company's issued and outstanding stock) have executed Lock-up Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their Shares for a period of twelve (12) months from the effective date of the Offering.


     The 130,000 (510,000) Shares offered hereby are not "restricted securities" under Rule 144 and can be publicly sold without compliance with Rule 144, assuming there is a market therefor, of which there can be no assurance.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors, of the Company; (ii) are entitled to share ratably all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion

-----------------------------------

(1) Does not include 900,000 shares which Eric A. Popkoff has an option to purchase upon commencement of his employment.

(2) Assumes that all of the Units offered hereby are sold, of which there can be no assurance, and that the present shareholders do not purchase any Units in this Offering. In either of such events, their percentage ownership would increase accordingly. (See "RISK FACTORS-CONTROL OF THE COMPANY", "DILUTION" and "OFFERING.")

rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and nonassessable.

     The Board of Directors is authorized to issue additional Common Stock within the limits authorized by the Company's Articles of Incorporation and Bylaws.

     The foregoing description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws, as well as the applicable statutes of the State of Nevada, for a more complete description of the rights and liabilities of shareholders.

Units

     The Company is offering a minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001, pursuant to this Prospectus, at a price of $6.00 per Unit. No fractional Units may be purchased. Each Unit consists of one Share of Common Stock (the "Common Stock" or "Shares") and two redeemable common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder therof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine.

     Each of the 510,000 A Warrants sold in this offering will entitle the registered holders thereof to purchase one share of the Common Stock at an aggregate price of $8.00, subject to adjustment in certain circumstances, at any time after the Warrant becomes separately tradeable, until 12 months from the date of this Prospectus. Each of the 510,000 B Warrants will entitle the registered holders thereof to purchase one share of Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after exercising the A Warrant related to the Units, until 24 months from the date of this Prospectus or such earlier date as the Company may determine. The shares of Common Stock underlying the Warrants when issued upon the exercise thereof and payment of the purchase price, will be fully paid and nonassessable.

     The Warrants may be exercised upon the surrender of the Warrant Certificate on or prior to the expiration of the exercise period, with the form of election to purchase included on the Warrant Certificate properly complete and executed, together with payment of the exercise price to the Warrant Agent. No fractional shares will be issued upon the exercise of the Warrants. The Warrants do not confer upon the holders thereof any voting rights or any other rights as shareholders of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock splits, combinations and reclassification.

     The exercise price of the Warrants is arbitrary and there can be no assurance that the value of the Common Stock will ever rise to a level where exercise of the Warrants would be of any economic benefit to the Warrant holder.

     In order for the holder to exercise the Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the shares of Common Stock underlying the Warrants. The Company intends to file an amendment to this Registration Statement covering the Warrants at a time when the market price of the Common Stock is higher than the exercise price of the Warrants. The filing of an amendment to this Registration Statement could result in substantial expense to the Company, and there can be no assurance that the Company will be able to file an amendment to this Registration Statement. The Company will make reasonable efforts and believes that is will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are offered. The Warrants may be deprived of any value if a current prospectus covering the Shares issuable upon exercise thereof is not kept effective, if the underlying Shares are not qualified in states in which the Warrant holder resides, or if the holder is unable to sell the Warrants. Warrant holders who move to states in which the Warrants are not qualified for sale may not be able to exercise their Warrants.

Non-Cumulative Voting

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present shareholders will own 97% (90%) of the outstanding shares. (See "PRINCIPAL SHAREHOLDERS.")

Dividends

     As of the date of this Prospectus, the Company has not paid any cash dividends to shareholders nor does it anticipate payment of any such cash dividends in the foreseeable future. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the financial position of the Company, general economic conditions, and other pertinent actors.

Reports to Shareholders

     The Company will furnish annual reports to shareholders containing audited financial statements of the Company, and may furnish unaudited quarterly financial statements.

Transfer Agent

     The Company has appointed American Securities Transfer, Incorporated, Denver, Colorado, as the transfer agent for its Common Stock.

CERTAIN TRANSACTIONS

     In April, 1994, the Company issued 1,050,000 shares of restricted Common Stock to Michael M. Chaffee, an officer, director and principal shareholder of the Company and 1,000,000 shares of restricted Common Stock to Dr. Ralph E. Pray, who at that time was an officer, director and principal shareholder, in exchange for assets (mining properties)owned by Messrs. Chaffee and Pray prior to becoming officers, directors and principal shareholders of the Company. (See "BUSINESS OF THE COMPANY", "PRINCIPAL SHAREHOLDERS", "MANAGEMENT" and "FINANCIAL STATEMENTS.")

    In a private sale of securities in March, 1994, the Company issued 225,000 shares of restricted Common Stock to Amyn Dahya, an unrelated third party, as additional consideration for a loan in the amount of $100,000.00, a portion of which was used to acquire some of the current properties owned by the Company. Mr. Dayha does not have registration rights with respect to any of the shares purchased. The loan was due and payable on March 29, 1995 and accrues interest at the rate of 12% per annum until paid in full. The payment date was subsequently extended and the note is now due on September 30, 1998. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")

     In a  private  sale of  securities  in  March,  1995,  the  Company  issued
2,200,000 shares of restricted Common Stock to Anchor Holdings, Inc., an unrelated third party, in exchange for $2,200.00 in cash. Anchor Holdings, Inc. does not have registration rights with respect to any of the shares purchased. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")

     On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis ("Lewis"), unrelated third parties, wherein Lewis advanced
$20,000.00 to the Company. In consideration for the loan, the Company will pay Lewis the sum of $50,000 from the proceeds of this Offering and has issued 30,000 shares of its restricted Common Stock to Lewis. (See "USE OF PROCEEDS.")

     On March 10, 1995, the Company entered into a Purchase Agreement with Big Mike Limited Partnership to acquire all right, title and interest in and to certain unpatented mining claims in Pershing County, Nevada. The purchase price for the property was $125,000.00, and 150,000 shares of the Company's common stock upon Closing of the transaction. The purchase price was to be paid as follows: $25,000 upon signing the contract ; the balance of $100,000 and the 150,000 shares upon closing of the transaction. Because of the currently reduced price of copper, the Company has elected not to complete the purchase, and has forfeited the $25,000 down payment. The Company has no further liability pursuant to the contract.

     The Company anticipates using the services of Mineral Research Laboratory for all of its primary geological sampling, testing and ore certification. Mineral Research Laboratory is wholly owned by Dr. Ralph Pray, a former officer, director and principal shareholder of the Company. Dr. Pray may be required to hire additional personnel to work directly on the Company's projects and the salaries of all such personnel would be reimbursed by the Company for the hours devoted to the business of the Company. The Company estimates that the amount expended to Mineral Research Laboratory could be between $2,000 and $3,000 per month, depending on the work load and number of additional employees required. Any such services obtained from the Mineral Research Laboratory and/or Dr. Pray will be obtained at rates and on conditions competitive in the marketplace and favorable to the Company. (See "MANAGEMENT", "BUSINESS OF THE COMPANY" and "CONFLICTS OF INTEREST".)

                              CONFLICTS OF INTEREST
                              ---------------------

     Certain conflicts of interest presently exist from the standpoint that one of the former Officers of the Company is directly involved in and owns another business which will be utilized by the Company and for which he will receive compensation from the Company. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, is an officer, director and principal shareholder of Mineral Research Laboratory in Monrovia, California, a facility which will act as the Company's primary geological sampling, testing and certification center. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

     The foregoing arrangements with Dr. Pray was made by the Company and did not result from arm's-length negotiations. Accordingly, this arrangement could be deemed as a conflict of interest, not only from the standpoint that Dr. Pray will be paid from proceeds of this Offering, but also to the extent that he will be devoting his time and energy to other companies and projects which may compete with the Company. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

                                   LITIGATION
                                   ----------

     The Company is not a part to any pending litigation and, to the best of its knowledge, none is contemplated or threatened.

                             ADDITIONAL INFORMATION
                             ----------------------

     The Company has filed with the Securities and Exchange Commission ("Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, an SB-2 Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and the Exhibits and Schedules filed therewith. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and where such document is an Exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the Exhibit. Copies of the complete Registration Statement, including Exhibits, may be examined at the Securities and Exchange Commission offices in Washington, D.C. Copies of the Registration Statement may be obtained upon payment of the usual fees prescribed by the Commission for reproduction and handling.

                                     EXPERTS
                                     -------

     The audited financial statements of the Company as of December 31, 1995, 1996 and October 31, 1997, included in this Prospectus, have been examined by Luxenberg & Associates, Certified Public Accountants, 22431 Antonio Parkway, #B160-457, Rancho Santa Margarita, California 92688.

                                  LEGAL MATTERS
                                  -------------

     The law office of Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, New York 10022, Telephone (212) 750-2002, has acted as legal counsel for the Company regarding the validity of the securities offered hereby.

                              FINANCIAL STATEMENTS
                              --------------------

     The  Company's  fiscal  year  ends  December  31.  The  audited   financial
statements for the Company for the period October 31, 1997, December 31, 1996 and December 31, 1995 follow immediately.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT
                    ---------------------------------------





The Stockholders
Summa Metals Corp.
Laguna Niguel, California

I have audited the accompanying balance sheet of Summa Metals Corp. as of October 31, 1997 and December 31, 1996, 1995 and 1994 and the related statements of operations, changes in stockholders equity and cash flows for the ten months ended January 1, 1995 through October 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.


I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


In my opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Summa Metals Corp. as of October 31, 1997 and December 31, 1996 and 1995, and 1994, and the results of its operations, changes in stockholders equity and its cash flows for the ten months ended October 31, 1997, for the years ended December 31, 1996 and 1995, and for the period March 8, 1994 (inception) through December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in the attached notes, the Company has been in the exploration stage since its inception on March 8, 1994. The Company has no present source of income and will require financial assistance to pursue its objectives and meet obligations as they become due. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


                                        /s/ Luxenberg & Associates

November 24, 1997
Rancho Santa Margarita, California


                              SUMMA METALS CORP.
                        (an Exploration Stage Company)

                                Balance Sheets


                                For The Year    For The Year    For The Year      For the Ten
                                    Ended           Ended           Ended         Months Ended
                                Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1996   October 31, 1997
                                -------------   -------------   -------------   ----------------

                       ASSETS
CURRENT ASSETS
  Cash                          $ 28,490        $     17        $   1,694         $      30
                                --------        --------        ---------         ---------

       TOTAL CURRENT ASSETS       28,490              17            1,694                30

Leasehold deposit -
  Notes 2 and 4                    2,050          25,000           30,000             5,000

Due from stockholders               -              2,050            2,050             2,050

Syndication costs                   -               -              19,000            27,073

Investments in leasehold -
  Notes 2 and 3                     -               -                -                 -
                                --------        --------        ---------         ---------
       TOTAL ASSETS             $ 30,540        $ 27,067        $  52,744         $  34,153
                                ========        ========        =========         =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable - stockholder -
    Note 3                      $100,000        $102,500        $ 155,200         $ 173,200
  Note payable - stockholder -
    Note 3                          -             20,000           20,000            20,000
  Accounts payable                  -              2,500            3,595             3,595
  Accrued interest payable -
    Note 3                         9,000          21,000           33,000            43,000
                                --------        --------        ---------         ---------
TOTAL LIABILITIES - all current  109,000         146,000          211,795           239,795
                                --------        --------        ---------         ---------

COMMITMENTS AND CONTINGENCIES - Note 4

STOCKHOLDERS' EQUITY
  Common stock -
    25,000,000 shares
    authorized, par value
    $.001, 2,325,000 and
    4,555,000 issued
    and outstanding - Note 2       2,325           4,555            4,555             4,555
  Accumulated deficit            (80,785)       (123,488)        (163,606)         (210,197)
                                --------        --------        ---------         ---------
TOTAL STOCKHOLDERS' EQUITY       (78,460)       (118,933)        (159,051)         (205,642)
                                --------        --------        ---------         ---------
       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY  $ 30,540        $ 27,067        $  52,744         $  34,153
                                ========        ========        =========         =========

   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Exploration Stage Company)

                            Statements of Operations



                                For The Year    For The Year    For The Year      For the Ten
                                    Ended           Ended           Ended         Months Ended
                                Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1996   October 31, 1997
                                -------------   -------------   -------------   ----------------

Interest income                 $         788   $          99   $     -           $     -
                                -------------   -------------   -------------     ------------

Expenses
    On-site operating expenses         13,911          12,000          12,720           28,890
    General and administrative         58,662          18,802          14,398            7,701
    Interest                            9,000          12,000          12,000           10,000
                                -------------   -------------   -------------     ------------
    Total expenses                     81,573          42,802          40,118           46,591
                                -------------   -------------   -------------     ------------

Net loss                        $     (80,785)  $     (42,703)  $     (40,118)    $    (46,591)
                                =============   =============   =============     ============

   The accompanying notes are an integral part of these financial statements.

                              SUMMA METALS CORP.
                        (an Exploration Stage Company)

                 Statements of Changes in Stockholders' Equity


  For The Period March 8, 1994 (inception) through December 31, 1994, The Years
              Ended December 31, 1996 and 1995, and The Ten Months
                             Ended October 31, 1997

                                              Common Stock
                                             Par Value $.001
                                             ---------------       Accumulated
                                            Shares     Amount        Deficit
                                           ---------   -------     -----------

Original issuance of common stock          2,050,000   $ 2,050     $      -
   (March 1994)

Issuance of common stock
   (April 1994 - issuance of note
    payable) - Note 3                        225,000       225            -

Issuance of common stock
   (June 1994)                                50,000        50            -

Net Loss                                         -         -          (80,785)
                                           ---------   -------     ----------

Balance - December 31, 1994                2,325,000     2,325        (80,785)

Issuance of common stock
   (March 1995 - cash)                     2,200,000     2,200            -

Issuance of common stock
   (March 1995 - note payable)
     Note 3                                   30,000        30            -

Net loss                                         -         -          (42,703)
                                           ---------   -------     ----------

Balance - December 31, 1995                4,555,000     4,555       (123,488)

Net loss                                         -         -          (40,118)

Balance - December 31, 1996                4,555,000     4,555       (163,606)

Net loss                                                              (46,591)
                                           ---------   -------     ----------

Balance - October 31, 1997                 4,555,000   $ 4,555     $ (210,197)
                                           =========   =======     ==========

   The accompanying notes are an integral part of these financial statements.

                                 SUMMA METALS CORP.
                           (an Exploration Stage Company)

                              Statements of Cash Flows


  For The Period March 8, 1994 (inception) through December 31, 1994, The Years
              Ended December 31, 1996 and 1995, and The Ten Months
                             Ended October 31, 1997

                                                 For The Year    For The Year    For The Year      For the Ten
                                                    Ended           Ended           Ended         Months Ended
                                                Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1996   October 31, 1997
                                                -------------   -------------   -------------   ----------------
Cash Flows From Operating Activities:
    Net loss                                    $     (80,785)  $     (42,703)  $     (40,118)  $        (46,591)
    Adjustments to reconcile net income to net
         cash provided by operating activities:
      Increase in accounts payable                       -              2,500           1,095               -
      Increase in interest payable                      9,000          12,000          12,000             10,000
                                                -------------   -------------   -------------   ----------------

    Cash consumed by operating activities             (71,785)        (28,203)        (27,023)           (36,591)
                                                -------------   -------------   -------------   ----------------

Cash Flows From Investing Activities:

    Leasehold deposit                                    -            (25,000)         (5,000)           (25,000)
                                                -------------   -------------   -------------   ----------------

    Cash consumed by investing activities                -            (25,000)         (5,000)           (25,000)
                                                -------------   -------------   -------------   ----------------

Cash Flows From Financing Activities:

    Proceeds from issuance of common stock                275           2,230            -                  -
    Syndication costs                                    -               -            (19,000)            (8,073)
    Proceeds from notes payable - stockholders        100,000          22,500          52,700             18,000
                                                -------------   -------------   -------------   ----------------


    Cash provided from financing activities           100,275          24,730          33,700              9,927
                                                -------------   -------------   -------------   ----------------

Increase in cash and cash equivalents                  28,490         (28,473)          1,677             (1,664)

Cash balance - beginning                                 -             28,490              17              1,694
                                                -------------   -------------   -------------   ----------------

Cash balance - ending                           $      28,490   $          17   $       1,694   $             30
                                                =============   =============   =============   ================

Cash paid for interest and income taxes
  are as follows:

    Interest                                    $        -      $        -      $        -      $           -
                                                =============   =============   =============   ================
    Income taxes                                $        -      $        -      $        -      $           -
                                                =============   =============   =============   ================


   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Exploration Stage Company)

                          Notes to Financial Statements


  For The Period March 8, 1994 (inception) through December 31, 1994, The Years
              Ended December 31, 1996 and 1995, and The Ten Months
                             Ended October 31, 1997


THE COMPANY

    Summa Metals Corp. (the Company) was incorporated on March 8, 1994, in the state of Nevada, for the purpose of drilling and exploration of precious metals on land that it currently has rights to and future properties it intends to obtain. The Company has been in the development and exploration stage since its formation.

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

    The following is a summary of the  accounting  policies and practices of the
    Company:

    Accounting method - The Company utilizes the accrual method of accounting for financial statement reporting and income tax filing purposes.

    Accounting for investments - Investments are accounted for using the cost method of accounting.

NOTE 2 - INVESTMENT IN LEASEHOLD

    The investment in leasehold consists of subleased rights to mine four separate parcels of real property. One of the leasehold investments consists of the subleased rights to certain mill tailings, primarily of gold and silver, located in Durango, Mexico. The second and third investments are the subleased rights to explore and mine properties located in Northern California. The fourth investment is the subleased rights to mine a currently non-operating, unpatented load and placer mining claim located in Pershing County, Nevada.

    During April 1994, the Company acquired the first three investments from two of its stockholders. The Company issued 2,050,000 shares of its common stock in exchange for the investment. The investment has been recorded at the cost basis of the stockholders in accordance with generally accepted accounting principles. Since the costs incurred by the stockholders would have been operating expenses if the Company had incurred them, the cost basis for these rights is zero and has been recorded at zero on the Company's balance sheet.


    The fourth investment was purchased in March 1995 for total consideration of $125,000 (cash of $25,000 plus a note payable of $100,000, see note 3" ) plus an agreement on behalf of the Company to issue 150,000 shares of restricted stock upon the payment of the note payable. If the note payment is not paid when due, the seller has the option to terminate the agreement and keep the $25,000 down payment. The terms of the agreement require that in the event of termination, the Company will not issue the 150,000 shares of stock. As of September 1997, the Company notified the seller that it was not going to complete the transaction and forfeited the $25,000 deposit.

NOTE 3 - NOTES PAYABLE

    The notes payable - stockholders consists two notes to two different stockholders. The first note, in the amount of $100,000, bears interest at an annual rate of twelve percent (12%). The note is payable to one of the stockholders of the Company. The entire amount of principal and interest is due at maturity of the note, October 1, 1998. As of October 31, 1997, $43,000 of interest has been accrued on the note payable.

    The second stockholder note, in the amount of $20,000, arose in connection with the purchase by the stockholder of 30,000 shares of Company stock. The terms of the note require a lump sum repayment of $50,000 upon receipt of funds from the public offering of the Company. As of October 31, 1997, no interest has been accrued on this note.

NOTE 4 - COMMITMENTS AND CONTINGENCIES


    The Company had entered into an agreement to acquire a leasehold interest in a mining claim located in Pershing County, Nevada (See note 2). The terms of the agreement require that the Company make a payment of $100,000 to complete the acquisition. As of September 30, 1995, the Company has made a non-refundable deposit of $25,000 for the option to acquire the mine. In September 1997, the Company notified the seller that it was not going to complete the transaction.

NOTE 5 - GOING CONCERN

    The Company is still in the development state of its evolution. As of October 31, 1997, the Company does not have any revenue or other source of income. Management recognizes the need to obtain additional sources of cash to continue its development and operations. In this regard, Management has obtained working capital loans from existing and new shareholders where appropriate. Currently, Management is in the process of preparing an initial public offering to obtain the necessary capital to continue its development. If neither of these plans for obtaining additional cash is successful, it is doubtful that the Company will continue. The financial statements have been prepared assuming that the Company will be successful in its ability to obtain additional cash.

NOTE 6 - SUBSEQUENT EVENT

    During December 1997, the Company entered into an agreement with an individual whereby the Company offered the position of Vice President of Corporate and Investor Relations. The terms of the agreement call for the individual to begin his employment upon the completion of the initial public offering minimum capitalization. The term of the agreement is two years, to begin when employment commences. In connection with the commencement of employment, the employee will be given an option to acquire 900,000 shares of Company stock, at an issuance price of $.001 per share. The option will allow the employee to purchase the stock at any time within the two year period beginning with the commencement of employment.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 22.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(1)  Article XII of the  Articles  of  Incorporation  of the  Company,  filed as
Exhibit 3.1 to the Registration Statement.

(2) Article XI of the By-Laws of the Company, filed as Exhibit 3.2 to the Registration Statement.

(3)  Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 23.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                   $   930.00
National Association of
Securities Dealers, Inc.
 Filing Fees                               800.00
 Printing Expenses                         500.00
 Accounting Fees and Expenses            5,000.00
 Legal Fees and Expenses                30,000.00
 Blue Sky Fees/Expenses                  1,000.00
 Transfer Agent Fees                       500.00
 Miscellaneous Expenses                  1,270.00
                                       ----------
   TOTAL                               $40,000.00

Item 24.  Recent Sales of Unregistered Securities.

     During the past three years, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address              Date       Shares        Consideration
----------------              ----       ------        -------------

Anchor Holdings, Inc.         3-24-95    2,200,000     raise capital
5277 Cameron Street #130
Las Vegas, NV  89118

C.W. & Neva B. Lewis          3-7-95        30,000     additional consideration
P.O. Box 1160                                          for $20,000 loan
Powell, Wyoming 82435

     In 1994, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address              Date       Shares        Consideration
----------------              ----       ------        -------------

Michael M. Chaffee            3-8-94     1,050,000     Assets/Leasehold Rights
1588 Sea Lancer Dr.                                    (see "Financial
Lake Havasu City, AZ                                   Statements")
86403

Dr. Ralph E. Pray             3-8-94     1,000,000     Assets/leasehold Rights
805 S. Shamrock Avenue                                 (see "Financial
Monrovia, CA  91091                                    Statements")

Amyn Dahya                    4-8-94       225,000     $100,000 Loan 3/25/94
1335 Greg Street                                       (see "Financial
Sparks, NY  89431                                      Statements")

Glen Dobbs                    6-28-94        4,000     Repay $10,000 Loan dated
1536 W. Pacific                                        10/3/92
Coast Highway
Long Beach, CA
90810

Robert Kay                    6-28-94       10,000     Services
611 W. 6th Street
#2610
Los Angeles, CA
  92262

Oline Higginbothem            6-28-94       10,000     Repay two Loans $15,000
722 N. Calle Rolph                                     each dated 3/12/91
Palm Springs, CA                                       & 8/1/91
  92262

William Palmertree            6-28-94        5,000     Repay $15,000 Loan
13766 Star Hill Lane                                   dated 3/2/93
La Punte, CA  91764

Maria Cammelo                 6-28-94       10,000     Repay two Loans $15,000
Berth 202                                              each dated 3/12/91
Long Beach, CA 90744                                   & 8/1/91

Coy Green                     6-28-94        1,000     Repay $2,000 Loan dated
12480 Cedar Street                                     6/2/92
Chino, CA  91709

John Adams                    6-28-94        1,000     Repay $2,00 Loan
c/o Newmarks Center                                    dated 1/15/93
Berth 204
Wilmington, CA 90744

Jospeh Granitelli             6-28-94        8,000     Repay $24,000 Loan
1260 Calle Suerte                                      dated 1/23/92
Camerio, CA 93012

Tom Gibson                    6-28-94        1,000     Repay $1,000 Loan
6821 Masquito Rd.                                      dated 8/2/93
Placerville, CA 95667

     All purchasers of the Registrant's Common Stock acknowledged in writing that they were obtaining "restricted securities", as defined in Rule 144 under the Act; that such shares cannot be transferred without appropriate registration or exemption therefrom; that they must bear the economic risk of the investment for an indefinite period of time; that they would not sell the securities without registration or exemption therefrom; and that the Registrant would restrict the transfer of the securities in accordance with such representations. Each purchaser agreed that any certificate representing such shares would be stamped with the usual legend restricting the transfer of such shares.

     No underwriters were used in the sale and issuance of the foregoing shares and none of the shares were offered publicly.

     All of the foregoing shares were issued in transactions between the Company and third parties not involving any public offering. The purchasers were all friends and/or associates of the Company's officers and directors, some of whom were "accredited investors", as that term is defined in Regulation D, Rule 501. In addition, each of the sales was effected without the benefit of advertising or any general solicitation and each purchaser represented that he/she had such knowledge and experience in financial and business matters such that he/she is capable of evaluating the merits and risks of the prospective investment and purchased the shares for their personal account without any view toward resale or future distribution of whatsoever nature.

     The shares issued to repay loans were issued to purchasers who fell within the scope of the paragraph set forth above. The loans were advanced to the Company on verbal agreements with the lenders and the funds were used in the organizational phase of the Company.

     The services provided by Robert Kay were for assistance in financial consulting and structuring of the Company and its plan of distribution for this Offering.

Item 25.  Exhibits.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K:

Exhibit No.     Title
-----------     -----

1           Underwriting Agreement
3.1         Articles of Incorporation
3.2         Bylaws
5           Opinion of Steven L. Siskind, Esq. regarding the legality of the Securities being registered
24          Consent of Steven L. Siskind, Esq. (See Exhibit 5)
24(a)       Consent of Luxenberg & Associates, CPA
28(a)       Escrow Agreement
28(b)       Subscription Agreement
28(c)       Proposed Selected Dealers Agreement
28(e)       Promissory Note payable to Amyn Dahya & Extension Agreement
28(f)       Agreement with Jose Echenique re: Promontorio Mine Tailings
28(g)       Gold Spur Mine Sublease
28(h)       Deep Gold Mine Sublease
28(i)       Loan Agreement with C.W. & Neva Lewis

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Lake Havasu City, Arizona on the day of January, 1997.

                                               SUMMA METALS CORP.


                                   By: /s/ Michael M. Chaffee
                                           -------------------------------------
                                           Michael M. Chaffee, President

     Pursuant  to  the   requirements   of  the  Securities  At  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                               Date


/s/ Michael M. Chaffee                                   1-24, 1998
    ------------------------------                       ----
    Michael M. Chaffee
    President and Director



/s/ Kathy A. Folkers                                     1-24, 1998
    ------------------------------                       ----
    Kathy A. Folkers, Secretary



/s/ Raymond Baptista                                     1-24, 1998
    ------------------------------                       ----
    Raymond Baptista, Director,
    Treasurer and Chief Financial Officer



/s/ Eric A. Popkoff                                      1-24, 1998
    ------------------------------                       ----
    Eric A. Popkoff, Vice-President
    Corporate Relations, Director